                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ------------------

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(b)(2)....

                               ------------------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
         (Formerly, The Bank of New York Trust Company of Florida, N.A.)
               (Exact name of trustee as specified in its charter)

              (State of incorporation if not a U.S. national bank)

                                   59-2283428
                      (I.R.S. employer identification no.)

                               800 BRICKELL AVENUE
                                    SUITE 300
                              MIAMI, FLORIDA 33131
               (Address of principal executive offices) (Zip Code)

                               -------------------

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
                        600 NORTH PEARL STREET, SUITE 420
                                DALLAS, TX 75201
                                 (214) 880-8234
            (Name, address and telephone number of agent for service)
                              --------------------

                          ENCYSIVE PHARMACEUTICALS INC.
               (Exact name of obligor as specified in its charter)

              DELAWARE                               13-3532643
      (State or other jurisdiction of              (IRS employer
      incorporation or organization)             identification no.)

                         6700 WEST LOOP SOUTH, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
                                 (713) 796-8822

                   (Address, zip code and telephone number of
                          principal executive offices)

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                            ImmunoPharmaceutics, Inc.
               (Exact name of obligor as specified in its charter)

                    CALIFORNIA                           33-0280026
         (State or other jurisdiction of               (IRS employer
          incorporation or organization)             identification no.)

                         6700 WEST LOOP SOUTH, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
                                 (713) 796-8822

                   (Address, zip code and telephone number of
                          principal executive offices)

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                                   EP-ET, LLC.
               (Exact name of obligor as specified in its charter)

                     DELAWARE                         76-0646036
            (State or other jurisdiction of          (IRS employer
             incorporation or organization)        identification no.)

                         6700 WEST LOOP SOUTH, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
                                 (713) 796-8822

                   (Address, zip code and telephone number of
                          principal executive offices)

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                                 ENCYSIVE, L.P.
               (Exact name of obligor as specified in its charter)

                     DELAWARE                        74-2970161
             (State or other jurisdiction of        (IRS employer
              incorporation or organization)     identification no.)

                         6700 WEST LOOP SOUTH, 4TH FLOOR
                              BELLAIRE, TEXAS 77401
                                 (713) 796-8822

                   (Address, zip code and telephone number of
                          principal executive offices)

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                               (DEBT SECURITIES )

1.    General Information.

      Furnish the following information as to the trustee--

      (a) Name and address of each examining or supervising authority to which it is subject.

            COMPTROLLER OF THE CURRENCY
            UNITED STATES DEPARTMENT OF THE TREASURY
            WASHINGTON, D.C. 20219

            FEDERAL RESERVE BANK
            ATLANTA, GEORGIA 30309

            FEDERAL DEPOSIT INSURANCE CORPORATION
            WASHINGTON, D.C.  20429

      (b)   Whether it is authorized to exercise corporate trust powers.

            YES.

2.    Affiliations with Obligor.

      If the obligor is an affiliate of the trustee, describe each such affiliation.

      NONE.

3-15  Not Applicable

16.   List of Exhibits.

      Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

      (1) A copy of the Articles of Association of the Bank of New York Trust Company of Florida, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-100717.)

      (1.1) A copy of a letter from the Office of the Comptroller of the Currency confirming the change of the corporate title of the Trustee to the Bank of New York Trust Company, National Association.

      (2) A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-100717.)

      (3) A copy of the Authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-100717.)

      (4) A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-100717.)

      (6) The consent of the Trustee required by Section 321(b) of the Act.

      (7) A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

      Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and the State of Texas, on the 20th day of May, 2004.

                                        THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                        By: /s/ Patrick T Giordano

                                            Patrick T Giordano, Agent

                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

      Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance of Encysive Pharmaceuticals Inc. Debt Securities, The Bank of New York Trust Company, N.A. hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                       THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                       By: /s/ Patrick T Giordano

                                       Patrick T Giordano, Agent

EXHIBIT 1.1 TO FORM T-1

                                                   RECEIVED
[LOGO]                                           MAR 11 2004
                                             THE BANK OF NEW YORK
                                             Trust Company, N.A.

Comptroller of the Currency
Administrator of National Banks

LICENSING OPERATIONS
WESTERN DISTRICT OFFICE
1225 17th Street, Suite 300
Denver, CO 80202-5534
(720) 475-7650, FAX (720) 475-7691

March 10, 2004

Mr. Richard Jackson
President
The Bank of New York Trust Company, N.A.
800 Brickell Avenue, Suite 300
Miami, Florida 33131

RE:    CHANGE IN CORPORATE TITLE
       THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION
       MIAMI, FLORIDA
       CAIS CONTROL NUMBER: 2004-WE-04-0005

Dear Mr. Jackson:

The Office of the Comptroller of the Currency (OCC) has received your letter dated February 3, 2004, concerning the title change and the appropriate amendment to the articles of association. We have updated our records to reflect that as of January 15, 2004, the title of The Bank of New York Trust Company of Florida, National Association, Miami, Florida, Charter Number 17871, changed to THE BANK OF NEW YORK TRUST COMPANY, NATIONAL ASSOCIATION.

As a result of the Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,

/s/ Sherry R. Gorospe

Sherry R. Gorospe
Licensing Analyst

                              EXHIBIT 7 TO FORM T-1

                       Consolidated Report of Condition of
                    THE BANK OF NEW YORK TRUST COMPANY, N.A.
               of 800 Brickell Avenue, Suite 300, Miami, FL 33131

      At the close of business December 31, 2003, published in accordance with Federal regulatory authority instructions.

                                                                            Dollar Amounts
                                                                             in Thousands
                                                                            --------------
ASSETS

Cash and balances due from
         depository institutions:
         Noninterest-bearing balances
           and currency and coin ..........................................   $    9,741
         Interest-bearing balances ........................................        3,301
Securities:
         Held-to-maturity securities ......................................            0
         Available-for-sale securities ....................................        8,625
Federal  funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices ...........................            0
         Securities purchased under agreements to resell ..................            0
Loans and lease financing receivables:
         Loans and leases held for sale ...................................            0
         Loans and leases, net of unearned income .........................            0
         LESS: Allowance for loan and lease losses ........................            0
         Loans and leases, net of unearned income and allowance
          and reserve .....................................................            0
Trading assets ............................................................            0
Premises and fixed assets (including capitalized leases) ..................        1,191
Other real estate owned ...................................................            0
Investments in unconsolidated subsidiaries and associated companies .......            0
Customers' liability to this bank on acceptances outstanding ..............            0
Intangible assets
      Goodwill ............................................................       60,292
      Other Intangible Assets .............................................       19,834
Other assets ..............................................................        2,584
                                                                              ----------
Total assets ..............................................................   $  105,568
                                                                              ==========

LIABILITIES

Deposits:
         In domestic offices ...................................................   $    4,996
         Noninterest-bearing ...................................................        4,996
         Interest-bearing ......................................................            0
Federal  funds purchased and securities sold under agreements to repurchased:
         Federal funds purchased in domestic offices ...........................            0
         Securities sold under agreements to repurchase ........................            0
Trading liabilities ............................................................            0
Other borrowed money:
         (includes mortgage indebtedness and obligations under capitalized
         leases) ...............................................................        6,000
Bank's liability on acceptances executed and outstanding .......................            0
Subordinated notes and debentures ..............................................            0
Other liabilities ..............................................................        2,866
                                                                                   ----------
Total liabilities ..............................................................       13,862
                                                                                   ==========
Minority interest in consolidated subsidiaries .................................            0

EQUITY CAPITAL

Common stock ...................................................................          750
Surplus ........................................................................       69,299
Retained earnings ..............................................................       21,655
Accumulated other comprehensive income .........................................            2
Other equity capital components ................................................            0
                                                                                   ----------
Total equity capital ...........................................................       91,706
                                                                                   ----------
Total liabilities and equity capital ...........................................   $  105,568
                                                                                   ==========

      I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

      Thomas J. Mastro           )       Comptroller

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

      Richard G. Jackson         )
      Nicholas C. English        )       Directors
      Karen B. Shupenko          )